Exhibit 99.3

This document is important and requires your immediate attention. If you are in doubt as to how to deal with it, you should consult your investment dealer, broker, bank manager, lawyer or other professional advisor.

The Offer has not been approved or disapproved by any securities regulatory authority nor has any securities regulatory authority passed upon the fairness or merits of the Offer or upon the adequacy of the information contained in this document. Any representation to the contrary is unlawful.

November 28, 2005

NOTICE OF EXTENSION AND VARIATION

by

4307003 Canada Inc., a wholly-owned subsidiary of

CONSTELLATION BRANDS, INC.

to its

Offer to Purchase all of the outstanding Common Shares and associated Poison Pill Rights of

VINCOR INTERNATIONAL INC.

for the increased price of CDN$33.00 in cash per Common Share and associated Poison Pill Right

4307003 Canada Inc. (the “Offeror”) hereby gives notice that it is amending its Offer to Purchase dated October 19, 2005 to purchase all of the outstanding Common Shares and associated Poison Pill Rights of Vincor International Inc. (“Vincor” or the “Company”), as amended by Notice of Change in Information dated October 26, 2005 (the “Offer”), in order to (i) increase the consideration payable under the Offer to $33.00 cash per Common Share and associated Poison Pill Right; and (ii) extend the Offer.

The Offer, as hereby amended, will be open for acceptance until midnight (Toronto time) on December 8, 2005, unless extended.

Despite repeated attempts since early September 2005, the Offeror has been unable to negotiate a transaction with Vincor’s board of directors. On November 25, 2005 the Offeror communicated to Vincor’s board of directors that following confirmatory due diligence, the results of which are satisfactory to the Offeror, it would be prepared to offer $35.00 cash per share in a transaction supported by Vincor’s board of directors pursuant to which Vincor would provide customary cooperation. That proposal was rejected by Vincor’s board of directors.

Unless (i) Vincor’s board of directors is prepared to support an offer of $35.00 cash per share and provide customary cooperation and (ii) the Offeror is provided with an opportunity to complete confirmatory due diligence, the results of which are satisfactory to the Offeror, the enhanced price of $33.00 per Common Security is the Offeror’s best and final offer.

This Notice of Extension and Variation should be read in conjunction with the Offer to Purchase and accompanying Circular dated October 19, 2005, as amended by Notice of Change in Information dated October 26, 2005.

Shareholders who have validly deposited and not withdrawn their Common Shares need take no further action to accept the Offer. Shareholders wishing to accept the Offer must properly complete and duly execute the Letter of Acceptance and Transmittal (printed on blue paper) previously provided to Shareholders or a facsimile thereof and deposit it, together with certificates representing their Common Shares and Poison Pill Rights, in accordance with the instructions in the Letter of Acceptance and Transmittal. Shareholders’ certificates for their Common Shares represent both their Common Shares and Poison Pill Rights unless Poison Pill Rights Certificates have been issued by the Company. Alternatively, Shareholders may follow the procedures of guaranteed delivery set forth in Section 3 of the Offer to Purchase, “Manner of Acceptance — Procedure for Guaranteed Delivery”, using the Notice of Guaranteed Delivery (printed on green paper) previously provided to Shareholders or a facsimile thereof. Persons whose Common Shares and Poison Pill Rights are registered in the name of a broker, dealer, bank, trust company or other nominee should contact such registered holder for assistance if they wish to accept the Offer.

Questions and requests for assistance may be directed to TD Securities Inc. and TD Securities (U.S.A.) LLC (the “Dealer Managers”) and to the Depositary, and additional copies of this document, the Letter of Acceptance and Transmittal and the Notice of Guaranteed Delivery may be obtained without charge upon request from those persons at their respective offices shown on the last page of the Letter of Acceptance and Transmittal.

TO: THE HOLDERS OF COMMON SHARES OF VINCOR

This Notice of Extension and Variation amends and supplements the Offer to Purchase and Circular dated October 19, 2005, as amended by Notice of Change in Information dated October 26, 2005 (together, the “Original Offer”), of the Offeror pursuant to which the Offeror is offering to purchase, on the terms and subject to the conditions contained therein, all of the issued and outstanding Common Shares and associated Poison Pill Rights. Unless the context otherwise requires, capitalized terms not defined herein have the meanings set forth in the Original Offer.

Except as otherwise set forth in this Notice of Extension and Variation, the terms and conditions previously set forth in the Original Offer continue to be applicable in all respects. This Notice of Extension and Variation should be carefully read in conjunction with the Original Offer, the Letter of Acceptance and Transmittal and the Notice of Guaranteed Delivery.

All references to the “Offer” in the Original Offer, the Letter of Acceptance and Transmittal, the Notice of Guaranteed Delivery and this Notice of Extension and Variation mean the Original Offer, as hereby amended.

1.   Increase in Price Offered for Common Securities

The Offeror has amended the Original Offer by increasing the consideration payable under the Offer to $33.00 cash per Common Share and associated Poison Pill Right. Assuming that all of the conditions of the Offer are satisfied or waived, all Shareholders whose Common Securities are taken up under the Offer, including those Shareholders who have already deposited their Common Securities to the Offer, will receive the increased price for their Common Securities.

The increased Offer price represents a 40.6% premium over the closing trading price of the Common Shares of $23.47 on the TSX on September 27, 2005, the last day during which the Common Shares were traded prior to announcement of Constellation’s proposal, and a 43.4% premium to the average closing price of the Common Shares of $23.02 on the TSX for the 20-day-trading period ending on that date.

2.   Extension of the Offer

The Offeror has varied the Original Offer by extending the Expiry Time from 5:00 p.m. (Toronto time) on November 28, 2005 to midnight (Toronto time) on December 8, 2005. Accordingly, the definition of “Expiry Time” in the Original Offer is amended to read in full as follows:

“Expiry Time” means midnight (Toronto time) on December 8, 2005 or such later time and date as may be fixed by the Offeror from time to time pursuant to Section 5 of the Offer to Purchase, “Extension and Variation of the Offer”;”

3.   Withdrawal of Deposited Securities

Shareholders have the right to withdraw Common Securities deposited pursuant to the Offer and not taken up under the circumstances and in the manner described in Section 6 of the Offer to Purchase, “Withdrawal of Deposited Securities”.

4.   Take-Up of Deposited Securities

Upon the terms and subject to the conditions of the Offer, the Offeror will take up the Common Securities validly deposited under the Offer (and not withdrawn pursuant to Section 6 of the Offer to Purchase, “Withdrawal of Deposited Securities”) not later than 10 days after the Expiry Time, subject to applicable laws, and will pay for the Common Securities taken up as soon as possible, but in any event not later than three (3) business days after taking up the Common Securities. See Section 7 of the Offer to Purchase, “Payment of Deposited Securities”.

5.   Variations to the Original Offer

The Original Offer shall be read as amended in order to give effect to the specified amendments set forth in this Notice of Extension and Variation.

6.   Directors Approval

The contents of this Notice of Extension and Variation have been approved, and the sending, communication or delivery thereof to the Shareholders has been authorized, by the board of directors of the Offeror.

7.   Offeree’s Statutory Rights

Securities legislation in certain of the provinces and territories of Canada provides securityholders of the Company with, in addition to any other rights they may have at law, rights of rescission or damages, or both, if there is a misrepresentation in a circular or notice that is required to be delivered to such securityholders. However, such rights must be exercised within prescribed time limits. Shareholders should refer to the applicable provisions of the securities legislation of their province or territory for the particulars of those rights or consult with a lawyer.

Certificate of 4307003 Canada Inc.

The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made. In addition, the foregoing does not contain any misrepresentation likely to affect the value or the market price of the Common Shares which are the subject of the Offer, as varied by this Notice of Extension and Variation.

(Signed) F. Paul Hetterich Chief Executive Officer	(Signed) Thomas S. Summer Chief Financial Officer

On behalf of the Board of Directors of

4307003 Canada Inc.

(Signed) Richard Sands Director	(Signed) Robert Sands Director

Certificate of Constellation Brands, Inc.

The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made. In addition, the foregoing does not contain any misrepresentation likely to affect the value or the market price of the Common Shares which are the subject of the Offer, as varied by this Notice of Extension and Variation.

(Signed) Richard Sands Chairman and Chief Executive Officer	(Signed) Thomas S. Summer Executive Vice President and Chief Financial Officer

On behalf of the Board of Directors of

Constellation Brands, Inc.

(Signed) James A. Locke III Director	(Signed) Robert Sands Director

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